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                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Life & Annuity Trust
Norwest Select Funds, and
Wells Fargo Variable Trust:

We consent to the use of our reports on the financial statements of Life & Annuity Trust and the Norwest Select Funds (which are the predecessors to Wells Fargo Variable Trust) incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP

San Francisco, California
September 17, 1999